UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
_______________

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ORIENT PAPER, INC.
__________________________

(Name of Registrant as Specified in its Charter)
__________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

July 1, 2010
Dear Stockholder:

On behalf of the Board of Directors of Orient Paper, Inc. (the “Company” or “we”), I invite you to attend our 2010 Annual Meeting of Stockholders (the “Annual Meeting”).  We hope you can join us.  The Annual Meeting will be held:

At:	Jiuhua Resort & Convention Center Xiaotangshan, Changping District Beijing, China 102211

On:	August 21, 2010

Time:	4:00 p.m. local time

The Notice of Annual Meeting of Stockholders, the Proxy Statement, the proxy card, and our 2009 Annual Report accompany this letter.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations.  You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities, and to meet certain directors and key executives of the Company.

As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to the approval of an amendment to our Certificate of Incorporation, election of directors, ratification of the appointment of BDO Limited as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and consideration of any other business matters properly brought before the Annual Meeting.

We know that many of our stockholders will be unable to attend the Annual Meeting.  We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting.  Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote by submitting by mail a paper copy of your proxy or voter instructions card, so that your shares are represented at the meeting.  You may also revoke your proxy or voter instructions at any time prior to the Annual Meeting.  Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in Orient Paper, Inc.  We look forward to seeing you at the Annual Meeting.

If you have any questions about the Proxy Statement, please contact us at Orient Paper, Inc., Nansan Gongli, Nanhuan Road, Xushui County, Boading City, Hebei Province, The People’s Republic of China 072550.

Sincerely,

/s/ Zhenyong Liu
Zhenyong Liu
Chairman and Chief Executive Officer

ORIENT PAPER, INC.
Nansan Gongli, Nanhuan Road
Xushui County, Baoding City
Hebei Province, The People’s Republic of China 072550

______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 21, 2010

______________

To the Stockholders of ORIENT PAPER, INC.:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ORIENT PAPER, INC. (the “Company”), a Nevada corporation, will be held at Jiuhua Resort & Convention Center, Xiaotangshan, Changping District, Beijing, China 102211 on Saturday, August 21, 2010, at 4:00 p.m. local time, for the following purposes:

1.	To approve an amendment to the Company’s certificate of incorporation (the “Certificate of Incorporation”) to authorize the classification of the Board into two classes with staggered terms;

2.
To elect five directors to serve on the board of directors of the Company (the “Board”), in either Class I or Class II of the Board, subject to the provisions of the by-laws of the Company, with such Class I directors to serve until the 2011 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until his/her earlier resignation, removal or death, and such Class II directors to serve until the 2012 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until his/her earlier resignation, removal or death;

3.	To ratify the appointment of BDO Limited as our independent registered public accounting firm for our fiscal year ending December 31, 2010; and

4.	To act on such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

          The Board has fixed the close of business on June 25, 2010 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

By Order of the Board of Directors.
Zhenyong Liu
Chairman and Chief Executive Officer

Hebei Province, PRC
July 1, 2010

IMPORTANT

IF YOU CANNOT PERSONALLY ATTEND THE ANNUAL MEETING, IT IS REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OF AMERICA.

          Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held August 21, 2010. This Proxy Statement to the Stockholders will be available at www.orientalpapercorporation.com.

ORIENT PAPER, INC.
Nansan Gongli, Nanhuan Road
Xushui County, Baoding City
Hebei Province, The People’s Republic of China 072550

______________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 21, 2010

____________

Date, Time and Place of the Annual Meeting

          The enclosed proxy is solicited by the Board of Directors (the “Board”) of Orient Paper, Inc. (the “Company”), a Nevada corporation, in connection with the Annual Meeting of Stockholders to be held at Jiuhua Resort & Convention Center, Xiaotangshan, Changping District, Beijing, China 102211 on Saturday, August 21, 2010, at 4:00 p.m. local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

The principal executive office of the Company is Nansan Gongli, Nanhuan Road, Xushui County, Baoding City, Hebei Province, The People’s Republic of China 072550, and its telephone number, including area code, is 011-86-312-8605508.

Purpose of the Annual Meeting

At the annual meeting, you will be asked to consider and vote upon the following matters:

1.	To approve an amendment to the Company’s certificate of incorporation (the “Certificate of Incorporation”) to authorize the classification of the Board into two classes with staggered terms;

2.
To elect five directors to serve on the board of directors of the Company (the “Board”), in either Class I or Class II of the Board, subject to the provisions of the by-laws of the Company, with such Class I directors to serve until the 2011 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until his/her earlier resignation, removal or death, and such Class II directors to serve until the 2012 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until his/her earlier resignation, removal or death;

3.	To ratify the appointment of BDO Limited as our independent registered public accounting firm for our fiscal year ending December 31, 2010; and

4.	To act on such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

Voting Rights and Revocation of Proxies

          The record date with respect to this solicitation is the close of business on June 25, 2010 (the “Record Date”) and only stockholders of record at that time will be entitled to vote at the Annual Meeting and any adjournment or adjournments thereof.

The shares of the Company’s common stock (“Common Stock”) represented by all validly executed proxies received in time to be taken to the meeting and not previously revoked will be voted at the meeting. This proxy may be revoked by the stockholder at any time prior to its being voted by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. We intend to release this proxy statement and the enclosed proxy card to our stockholders on or about July 20, 2010.

Dissenters’ Right of Appraisal

Holders of shares of our Common Stock do not have appraisal rights under Nevada law or under the governing documents of the Company in connection with this solicitation.

Outstanding Shares; Quorum; Required Vote

          The number of outstanding shares of Common Stock entitled to vote at the meeting is 18,339,066. Each share of Common Stock is entitled to one vote. The presence in person or by proxy at the Annual Meeting of the holders of 9,352,924 shares, or a majority of the number of outstanding shares of Common Stock, shall constitute a quorum. There is no cumulative voting. Shares that abstain or for which the authority to vote is withheld on certain matters (so-called “broker non-votes”) will, however, be treated as present for quorum purposes on all matters.

          Assuming the presence of a quorum at the Annual Meeting:

•
The affirmative vote of a majority of Common Stock present at the meeting and entitled to vote on each matter is required to approve the Company’s amendment to its Certificate of Incorporation to authorize the classification of the Board into two classes with staggered terms, attached hereto as Appendix A;

•	Directors shall be elected by a plurality of the votes cast;

•
The affirmative vote of a majority of Common Stock present at the meeting and entitled to vote on each matter is required to ratify the appointment of BDO Limited as the Company’s independent registered public accounting firm for the fiscal year ending December, 31, 2010; and

•	To act on such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

          Votes shall be counted by one or more persons who shall serve as the inspectors of election. The inspectors of election will canvas the stockholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal. Broker non-votes occur when a broker nominee (who has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

For purposes of determining the votes cast with respect to any matter presented for consideration at the meeting, only those votes cast “FOR” or “AGAINST” are included. However, if a proxy is signed but no specification is given, the shares will be voted “FOR” Proposals 1, 2, and 3 (to approve the Company’s amendment to its Certificate of Incorporation, to elect the Board’s nominees to the Board of Directors, and to ratify the appointment of BDO Limited as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010).

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company may solicit proxies personally or by telephone and will receive no extra compensation from such activities. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2009 Annual Report and this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the 2009 Annual Report and this Proxy Statement upon such request.  If you share an address with at least one other stockholder, currently receive one copy of our Annual Report and Proxy Statement at your residence, and would like to receive a separate copy of our Annual Report and Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Nansan Gongli, Nanhuan Road, Xushui County, Baoding City, Hebei Province, The People’s Republic of China 072550; Attention: Secretary.

If you share an address with at least one other stockholder and currently receive multiple copies of Annual Reports and Proxy Statements, and you would like to receive a single copy of Annual Reports and Proxy Statements, please specify such request in writing and send such written request to Nansan Gongli, Nanhuan Road, Xushui County, Baoding City, Hebei Province, The People’s Republic of China 072550; Attention: Secretary.

Interest of Officers and Directors in Matters to Be Acted Upon

None of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our Chief Executive Officer and President and (iv) all executive officers and directors as a group as of the Record Date.

Amount and Nature of Beneficial Ownership
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock

Directors and Executive Officers

Common Stock	Zhenyong Liu CEO and Director	5,115,852	34.37%

Common Stock	Winston C. Yen CFO (1)	6,250	*

Common Stock	Dahong Zhou Secretary	0	0%

Common Stock	Drew Bernstein Director (2)	7,500	*

Common Stock	Fuzeng Liu Director	0	0

Common Stock	Wenbing Christopher Wang Director (3)	4,000	*

Common Stock	Zhaofang Wang Director	0	0

Common Stock

All Directors and Executive Officers as a Group (7 persons)		5,123,602	34.47%

*less than 1% of the Company’s issued and outstanding common shares.

(1) On May 1, 2009, the Company entered into a Loanout Agreement with Winston C. Yen, CPA, a Professional Accountancy Corporation (“Lender”), for the services of Lender’s employee, Winston C. Yen, as Chief Financial Officer, for a term of one year. Pursuant to the agreement, Mr. Yen shall receive an annual salary of $36,000 for up to 80 hours of work per month, subject to adjustment for additional compensation of $2,000 per month during any calendar month when certain road show services are performed. Mr. Yen shall also receive up to an aggregate of 5,000 shares of common stock of the Company during the term of the agreement as follows. The shares shall vest, and be issued, on a quarterly basis at the rate of 1,250 shares every three calendar months, with the first installment to vest on May 10, 2009.  The shares shall be subject to an 18 month lock-up period from the date of issuance.

On April 21, 2010, the Company amended the terms of its Loanout Agreement. The amended agreement extends the term of the Loanout Agreement for a period of one year, to a new expiration date of April 20, 2011.  Pursuant to the amended agreement, Mr. Yen’s workload was increased to 40 hours of work per week and, effective January 1, 2010, his annual salary was increased to $120,000 in cash compensation.  Mr. Yen shall also receive 5,000 shares of common stock of the Company during the remaining term of the agreement. These shares shall vest, and be issued, on a quarterly basis at the rate of 1,250 shares every three calendar months, with the first installment to vest on May 10, 2010.  The shares acquired under the original and amended agreement shall be subject to a lock-up period from the date of issuance until April 20, 2011.  Except as otherwise disclosed above, the terms of the original Loanout Agreement shall remain in full force and effect.

(2)Effective October 28, 2009, the Company entered into an appointment letter with Drew Bernstein.  Pursuant to the agreement, Mr. Bernstein was appointed our director and shall receive an annual salary of $20,000, payable on a monthly basis.  Mr. Bernstein shall also receive 7,500 shares of common stock with piggyback registration rights subordinate to any investors in any past or present private placement of securities.

(3)Effective October 28, 2009, the Company entered into an appointment letter with Wenbing Christopher Wang. Pursuant to the agreement, Mr. Wang was appointed our director and shall receive an annual salary of $20,000, payable on a monthly basis.  Mr. Wang shall also receive 4,000 shares of common stock, which represents $20,000 divided by the closing price of the common stock on October 28, 2009, with piggyback registration rights subordinate to any investors in any past or present private placement of securities.

There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

PROPOSAL 1: AMENDMENT TO CERTIFICATE OF INCORPORATION TO  AUTHORIZE THE CLASSIFICATION OF THE BOARD OF DIRECTORS INTO TWO CLASSES WITH STAGGERED TERMS

The Board of Directors has adopted a resolution, the Classified Board Amendment, proposing an amendment to the Company's Certificate of Incorporation classifying the Board of Directors into two classes with staggered terms. At present, the Company's Board of Directors consists of a single class of five Directors, all of whom are elected at each annual meeting of stockholders. The Classified Board Amendment would classify the Board of Directors into two separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered two-year term.

Members in each class would be elected at the Annual Meeting. The Directors initially elected in Class I, Drew Bernstein and Wenbing Christopher Wang, would serve until the annual meeting of stockholders in 2011 and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. The Directors initially elected in Class II, Zhenyong Liu, Fuzeng Liu and Zhaofang Wang, would serve until the annual meeting of stockholders in 2012 and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. Beginning with the election of Directors to be held at the year 2011 annual meeting, the class of Directors to be elected in such year (Class I) would be elected for a two-year term, and at each successive annual meeting, the class of Directors to be elected in such year would be elected for a two-year term, so that the term of office of one class of Directors shall expire in each year.

To preserve the classified board structure, the Classified Board Amendment also provides that a Director elected by the Board of Directors to fill a vacancy holds office until the next election of the class for which such Director has been chosen, and until that Director's successor has been elected and qualified or until his or her earlier resignation, removal or death.

Nevada law provides that the Directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, unless otherwise provided in the Company’s articles of incorporation. Unless a Director is removed by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, or resigns, two annual elections are needed to replace all of the Directors on the classified Board of Directors. The Classified Board Amendment may, therefore, discourage an individual or entity from acquiring a significant position in the Company's stock with the intention of obtaining immediate control of the Board of Directors. The Company is not aware of any present third party plans to gain control of the Company.

The Classified Board Amendment could have the following anti-takeover effects:

•	encourage persons seeking to acquire control of the Company to initiate the acquisition through arm's-length negotiations with the Company's management and Board of Directors;

•	discourage a third party from making a tender offer (or otherwise attempting to obtain control of the Company), even though such an attempt might benefit the Company and its stockholders;

•
discourage accumulations of large blocks of the Company's stock and fluctuations in the market price of the Company's stock caused by accumulations (so that stockholders lose opportunities to sell their shares at temporarily higher prices);

•
entrench incumbent management by discouraging a proxy contest, a holder of a substantial block of the Company's outstanding shares assuming control of the Company, or the removal of incumbent Directors or the change of control of the Board of Directors; and

•	reduce the possibility that a third party could effect a sudden or surprise change in control of the Board of Directors without the support of the then incumbent Board of Directors.

At the same time, the Classified Board Amendment would ensure that the Board of Directors and management, if confronted by a surprise proposal from a third party who had acquired a block of the Company's stock, would have time to review the proposal and appropriate alternatives to the proposal and possibly to attempt to negotiate a better transaction.

The complete text of the proposed amendment to the Company's Certificate of Incorporation, which includes the Classified Board Amendment, is attached as Appendix A. You should read Appendix A in its entirety.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of all of the outstanding Common Stock of the Company is required for approval of this proposal.

The Board recommends a vote FOR the adoption of the proposed amendment to the Certificate of Incorporation.

PROPOSAL 2: ELECTION OF DIRECTORS

Nominees for Director

Five (5) directors are to be elected at the Annual Meeting. Subject to stockholder approval of the Classified Board Amendment, members of the Board of Directors in each class will be elected at the Annual Meeting. The directors initially elected in Class I, Drew Bernstein and Wenbing Christopher Wang, would serve until the annual meeting of stockholders in 2011 and until their respective successors have been elected and has qualified, or until their earlier resignation, removal or death. The directors initially elected in Class II, Zhenyong Liu, Fuzeng Liu and Zhaofang Wang, would serve until the annual meeting of stockholders in 2012 and until their respective successors have been elected and has qualified, or until his earlier resignation, removal or death. Beginning with the election of directors to be held at the year 2011 annual meeting, each class of directors would be elected for a two-year term. If for some unforeseen reason one or more of the nominees is not available as a candidate for director, the Proxies may be voted for such other candidate or candidates as may be nominated by the Board.

The following table sets forth the positions and offices presently held with the Company by each nominee, his age as of the Record Date, and the year in which he became a director. Proxies not marked to the contrary will be voted in favor of each such nominee's election. The Board recommends a vote FOR all nominees.

Name	Age	Position with the Company	Director Since
Zhenyong Liu	46	Chief Executive Officer, Chairman	November 2007
Drew Bernstein	53	Director	October 2009
Wenbing Christopher Wang	38	Director	October 2009
Fuzeng Liu	60	Director	November 2007
Zhaofang Wang	54	Director	October 2009

The following is a summary of the biographical information of our director-nominees:

Zhenyong Liu. On November 30, 2007, Zhenyong Liu became a member of the Board of Directors and was appointed Chairman of the Board of Directors. Mr. Liu has also served as the Company's Chief Executive Officer since November 16, 2007. Mr. Liu also serves as Chairman of Hebei Baoding Orient Paper Milling Company Limited, a position he has held since 1996. Hebei Baoding Orient Paper Milling Company Limited is the Chinese operating subsidiary of Dongfang Zhiye Holding Limited, which entity was acquired by our Company under the merger transaction previously reported by Orient Paper in its Current Report on Form 8-K filed with the Commission on November 2, 2007. From 1990 to 1996, he served as Plant Director of Xinxin Paper Milling Factory. Mr. Liu served as General Manager of Xushui Town Huandong electronic appliances procurement station from 1986 to 1990 and as Vice Plant Director of Liuzhuang Casting Factory from 1982 to 1986.

Drew Bernstein. Mr. Drew Bernstein was appointed as our director on October 28, 2009. Mr. Bernstein is co-founder and managing partner of Bernstein & Pinchuk LLP, an accounting firm headquartered in New York, a position he has held since 1983.  Mr. Bernstein, a certified public accountant, received his BS degree from the University of Maryland Business School. He is a member of the American Institute of Certified Public Accounts (AICPA), The New York State Society of Certified Public Accounts (NYSSCPA) and The National Society of Accountants (NSA).  Mr. Bernstein currently serves as a director of China Wind Systems, Inc. (OTCBB: CHWY) and Neostem, Inc. (AMEX:NBS).

Wenbing Christopher Wang. Mr. Wenbing Christopher Wang was appointed as our director on October 28, 2009. Mr. Wang has been President and director of Fushi Copperweld, Inc. (NASDAQ: FSIN) (“Fushi”) since January 21, 2008.  Mr. Wang also served as Fushi’s Chief Financial Officer from December 13, 2005 to August 31, 2009.   Prior to Fushi, Mr. Wang worked for Redwood Capital, Inc., China Century Investment Corporation, Credit Suisse First Boston and VCChina in various capacities. Fluent in both English and Chinese, Mr. Wang holds an MBA in Finance and Corporate Accounting from Simon Business School of University of Rochester. Mr. Wang was named one of the top ten CFO’s of 2007 in China by CFO magazine.  Mr. Wang currently serves as a director of General Steel Holdings (NYSE: GSI) and China Integrated Energy, Inc. (Nasdaq: CBEH).

Fuzeng Liu. On November 30, 2007, Fuzeng Liu became a member of the Board of Directors. Mr. Liu also serves as Vice General Manager of Hebei Baoding Orient Paper Milling Company Limited, a position he has held since 2002. Hebei Baoding Orient Paper Milling Company Limited is the Chinese operating subsidiary of Dongfang Zhiye Holding Limited. Previously, he was Deputy Secretary of Xushui Town Traffic Bureau from 1992 to 2002, Party Secretary of Xushui Town Dayin Village from 1988 to 1992, and Head of the Xushui Town Cuizhuang Village from 1984 to 1984. From 1977 to 1984, Mr. Liu served in committee office of Xushui Town. From 1970 to 1977, Mr. Liu served in the Pharmaceutical Company of Xushui Town.

Zhaofang Wang. Ms. Zhaofang Wang was appointed as our director on October 28, 2009. Ms. Wang has been Director of Research and Development at China National Pulp & Paper Research Institute, a national research and higher education institution in the PRC, since November 2005.  From October 1999 to October 2005, Ms. Wang served as Director of the Department of Urban Development with the Ministry of Housing and Urban-Rural Development.  Ms. Wang, a certified senior economist, received a bachelor’s degree in economic management at Beijing University, Guanghua School of Management.

The Board believes that each of the Company’s director-nominees is highly qualified to serve as a member of the Board. Each of the director-nominees has contributed to the mix of skills, core competencies and qualifications of the Board. When evaluating candidates for election to the Board, the Nominating Committee seeks candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, leadership skills. Our director-nominees are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions. Some of our director-nominees have served in our operating entity, Hebei Baoding Orient Paper Milling Company Limited, for many years and benefit from an intimate knowledge of our operations and corporate philosophy.

Save as otherwise reported above, none of our directors held directorships in other reporting companies and registered investment companies at any time during the past five years.

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors and executive officers (including those of our subsidiaries) has:

•	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

•
Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

•
Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

•
Been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term of Office

As described above, subject to stockholder approval of the Classified Board Amendment, members of the Board of Directors in each class will be elected at the Annual Meeting. The directors initially elected in Class I, Drew Bernstein and Wenbing Christopher Wang, would serve until the annual meeting of stockholders in 2011 and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. The directors initially elected in Class II, Zhenyong Liu, Fuzeng Liu and Zhaofang Wang, would serve until the annual meeting of stockholders in 2012 and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. Beginning with the election of directors to be held at the year 2011 annual meeting, the class of directors to be elected in such year (Class I) would be elected for a two-year term, and at each successive annual meeting, the class of directors to be elected in such year would be elected for a two-year term, so that the term of office of one class of directors shall expire in each year. If the stockholders do not approve the Classified Board Amendment, each director will hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified or until his/her earlier resignation, removal or death. Each executive officer will hold office until the next regular meeting of the Board of Directors following the next annual meeting of stockholders or until his or her successor is elected or appointed and qualified.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a plurality of all of the outstanding Common Stock of the Company is required for approval of this proposal.

The Board recommends a vote FOR the election of all the above director-nominees.

DIRECTORS AND OFFICERS

Set forth below is certain information regarding our directors and executive officers.  Our Board of Directors is comprised of five directors.  There are no family relationships between any of our directors or executive officers. Subject to stockholder approval of the Classified Board Amendment, the five directors elected will serve in either Class I or Class II, subject to the provisions of the by-laws of the Company, with such Class I directors to serve until the 2011 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until his/her earlier resignation, removal or death, and such Class II directors to serve until the 2012 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until his/her earlier resignation, removal or death. All officers serve at the pleasure of the Board.

The following table sets forth certain information with respect to our directors and executive officers:

Name	Age	Position/Title
Zhenyong Liu	46	Chief Executive Officer and Chairman of the Board
Winston C. Yen	41	Chief Financial Officer
Dahong Zhou	30	Secretary
Drew Bernstein	53	Director
Wenbing Christopher Wang	38	Director
Fuzeng Liu	60	Director
Zhaofang Wang	54	Director

Information regarding the principal occupations of Zhenyong Liu, Drew Bernstein, Wenbing Christopher Wang, Fuzeng Liu, and Zhaofang Wang are set forth above under the heading “Director Nominees.” Information regarding the principal occupations of our other executive officers is set forth below.

Winston C. Yen, 41, was appointed as our Chief Financial Officer on May 1, 2009. Mr. Yen is a partner at ACCellence, LLP, a Los Angeles, California public accounting firm that he founded in December 2005. Previously, he served as a partner of the accounting firm of Harry C. Lin, CPA, APC in City of Industry, California from 2001 to 2005. Mr. Yen served as a manager at Moss Adams, LLP from 2000 to 2001 and was an audit/tax supervising senior at CBIZ from 1997 to 1999. He received a Bachelor’s degree in Accounting from the National Chengchi University in Taiwan in 1990 and a Master’s degree in Accounting Science from the University of Illinois at Urbana-Champaign in 1994.

Dahong Zhou, 30, was appointed as our Secretary on November 16, 2007. Mr. Zhou also serves as Executive Manager of Hebei Baoding Orient Paper Milling Company Limited, a position she has held since 2006. Hebei Baoding Orient Paper Milling Company Limited is the Chinese operating subsidiary of Dongfang Zhiye Holding Limited, which entity was acquired by our Company under the Merger Transaction reported in our Current Report filed November 2, 2007.

Legal Proceedings

There are no material proceedings to which any director and executive officers of the Company is a party adverse to the Company or has a material interest adverse to the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The Chief Executive Officer of Orient Paper loaned money (over a period of time) to HBOP for working capital purposes, which amounted to RMB 41,970,716 Yuan as of June 30, 2009. On July 24, 2008, the Chief Executive Officer of the Company agreed to change the term of the loan from payable on demand to a period of three years, maturing on July 23, 2011, and with no stated interest. On August 31, 2009, the Company, HBOP, and our Chief Executive Officer entered into a tri-party Debt Assignment and Assumption Agreement, under which the Company agreed to assume $4,000,000, or RMB 27,364,800 Yuan, of HBOP’s debt owed to our Chief Executive Officer. Accordingly, the Company issued 1,204,341 shares of restricted common stock to our Chief Executive Officer on August 31, 2009 at the price of $3.32132 (post reverse split) per share. As of December 31, 2009 and 2008, net amount due to Mr. Liu were $2,136,242 and $6,157,104 respectively.

On August 5, 2008, a shareholder and a former member of our Board of Directors loaned money to Orient Paper for working capital purposes, which amounted to $877,552 as of December 31, 2009. The amount owed bears interest at 7.56% per annum, and is due on July 31, 2011.

On August 5, 2008, a shareholder and a former member of our Board of Directors loaned money to Orient Paper for working capital purposes, which amounted to $1,096,940 as of December 31, 2009. The amount owed bears interest at 7.56% per annum, and is due on August 4, 2011.

Procedures for Approval of Related Party Transactions

Our Board is charged with reviewing and approving all potential related party transactions.  All such related party transactions must then be reported under applicable Securities and Exchange Commission rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

SECTION 16(a) BENEFICIAL OWERNSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of the our common stock and other equity securities, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us, and on written representations by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that, with respect to the fiscal year ended December 31, 2009, our officers and directors, and all of the persons known to us to own more than 10% of our common stock, filed all required reports on a timely basis except for Winston C. Yen was late for one Form 3 filing.

DIRECTOR INDEPNDENCE

The Company currently has three independent directors, Drew Bernstein, Wenbing Christopher Wang, and Zhaofang Wang, as that term is defined under the NYSE Corporate Governance Rules.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; ANNUAL MEETING ATTENDNACE

Our business, property and affairs are managed by or under the direction of the Board. Members of the Board are kept informed of our business through discussion with the chief executive and financial officers and other officers, by reviewing materials provided to them and by participating at meetings of the board and its committees.

Our Board has three committees - the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee. The Audit Committee comprises Drew Bernstein, Wenbing Christopher Wang and Zhaofang Wang, with Mr. Bernstein serving as chairman.  The Compensation Committee comprises Drew Bernstein, Wenbing Christopher Wang and Zhaofang Wang, with Ms. Zhaofang Wang as chairwoman. The Nominating Committee comprises Drew Bernstein, Wenbing Christopher Wang and Zhaofang Wang, with Mr. Wenbing Christopher Wang as chairman.

Our Audit Committee is involved in discussions with our independent auditor with respect to the scope and results of our year-end audit, our quarterly results of operations, our internal accounting controls and the professional services furnished by the independent auditor. Each member of our Audit Committee is independent as that term is defined under the NYSE Corporate Governance Rules. The Board has determined that Drew Bernstein qualifies as an Audit Committee “Financial Expert” under applicable rules of the Securities and Exchange Commission.  Our Board has adopted a written charter for the Audit Committee which the Audit Committee reviews and reassesses for adequacy on an annual basis.  A copy of the Audit Committee’s current charter is available on our website at http://www.irsite.com/images/library/orientalpaper/Audit%20Committee%20Charter.pdf.

The Compensation Committee oversees the compensation of our chief executive officer and our other executive officers and reviews our overall compensation policies for employees generally.  If so authorized by the Board, the committee may also serve as the granting and administrative committee under any option or other equity-based compensation plans which we may adopt.  The Compensation Committee does not delegate its authority to fix compensation; however, as to officers who report to the chief executive officer, the Compensation Committee consults with the chief executive officer, who may make recommendations to the Compensation Committee.  Any recommendations by the chief executive officer are accompanied by an analysis of the basis for the recommendations.  The committee will also discuss compensation policies for employees who are not officers with the chief executive officer and other responsible officers.   A copy of the Compensation Committee’s current charter is available on our website at http://www.ir-site.com/images/library/orientalpaper/COMPENSATION%20COMMITTEE%20CHARTER.pdf.

The Nominating Committee is involved in evaluating the desirability of and recommending to the Board any changes in the size and composition of the Board, evaluation of and successor planning for the chief executive officer and other executive officers.  The qualifications of any candidate for director will be subject to the same extensive general and specific criteria applicable to director candidates generally.

A copy of the Nominating Committee’s current charter is available on our website at http://www.irsite.com/images/library/orientalpaper/Nominating%20Committee%20Charter.pdf

It is a policy of the Nominating Committee that candidates for director (i) be determined to have unquestionable integrity and honesty, (ii) have the ability to exercise sound, mature and independent business judgment that is in the best interests of the company and the stockholders as a whole, (iii) have background and experience in fields that will compliment the talents of the other members of our Board, (iv) have the willingness and capability to take the time to actively participate in Board and committee meetings and related activities, (v) have the ability to work professionally and effectively with other members of our Board and our management, (vi) have the ability to remain on our Board long enough to make a meaningful contribution, and (vii) have no material relationships with competitors or other third parties that could create a reasonable likelihood of a conflict of interest or other legal issues.

When considering potential director-nominees, the Nominating Committee also will consider the current composition of our Board and our evolving needs, including expertise, diversity and balance of inside, outside and independent directors. Although we do not have a formal policy for the consideration of diversity in identifying director-nominees, the Nominating Committee recognizes the benefits associated with a diverse board, and strives to create diversity in perspective, background and experience in the Board as a whole when identifying and selecting director-nominees. On an annual basis, as part of the Board’s self-evaluation, the Board assesses whether the mix of Board members is appropriate for our Company.

In compiling its list of possible candidates and considering their qualifications, the Nominating Committee will make its own inquiries, solicit input from other directors on our Board, and may consult or engage other sources, such as a professional search firm, if it deems appropriate.

Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to our Board at our 2011 annual meeting of stockholders may do so by submitting a written recommendation to the Nominating Committee, care of Orient Paper, Inc. at Nansan Gongli, Nanhuan Road, Xushui County, Baoding City, Hebei Province, The People’s Republic of China 072550, Attention: Dahong Zhou, Secretary, in accordance with the procedures set forth below in this proxy statement under the heading “Stockholder Proposals.” For nominees for election to our Board proposed by stockholders to be considered, the following information concerning each nominee must be timely submitted in accordance with the required procedures:

•
The candidate’s name, age, business address, residence address, principal occupation or employment, the class and number of shares of our capital stock the candidate beneficially owns, a brief description of any direct or indirect relationships with us, and the other information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director.

•	A signed consent of the nominee to being named as a nominee, to cooperate with reasonable background checks and personal interviews and to serve as a director, if elected; and

•
As to the stockholder proposing such nominee, that stockholder’s name and address, the class and number of shares of our capital stock the stockholder beneficially owns, a description of all arrangements or understandings between the stockholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made, a list of all other companies to which the stockholder has recommended the candidate for election as a director in that fiscal year, and a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice.

The Board and its committees held the following number of meetings during 2009:

Board of Directors                                            7
Audit Committee                                              N/A (not formed until October 28, 2009)
Compensation Committee                               N/A (not formed until October 28, 2009)
Nominating Committee                                    N/A (not formed until October 28, 2009)

The meetings include meetings that were held by means of a conference telephone call, but do not include actions taken by unanimous written consent.

Each director attended at least 75% of the total number of meetings of the Board and those committees on which he served during the year.

Our non-management did not meet in executive session during 2009.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Zhenyong Liu is our chairman and chief executive officer. At the advice of other members of the management or the Board, Mr. Liu calls the meetings of Board when necessary. We have three independent directors. We do not have a lead independent director. Our Board has three standing committees, each of which is comprised solely of independent directors with a committee chair. The Board believes that the Company’s chief executive officer is best situated to serve as chairman of the Board because he is the director most familiar with our business and industry and the director most capable of identifying strategic priorities and executing our business strategy. In addition, having a single leader eliminates the potential for confusion and provides clear leadership for the Company. We believe that this leadership structure has served the Company well.

Our Board has overall responsibility for risk oversight. The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

•
The Audit Committee oversees the Company’s risk policies and processes relating to the financial statements and financial reporting processes, as well as key credit risks, liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks.

•	The Nominating Committee oversees risks related to the company’s governance structure and processes.

Our Board is responsible to approve all related party transactions according to our Code of Ethics. We have not adopted written policies and procedures specifically for related person transactions.

STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with the Board or with specified members of the Board should do so by sending any communication to Nansan Gongli, Nanhuan Road, Xushui County, Baoding City, Hebei Province, The People’s Republic of China 072550; Attention: Secretary.

Any such communication should state the number of shares beneficially owned by the shareholder making the communication. Our Secretary will forward such communication to the full Board or to any individual member or members of the Board to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

CODE OF ETHICS

We have adopted a code of ethics to apply to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Ethics is currently available on our website at www.orientalpapercorporation.com.

BOARD OF DIRECTORS COMPENSATION

The following table sets forth a summary of compensation paid to our directors during the fiscal year ended December 31, 2009 and December 31, 2008:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation($)	Total ($)
Fuzheng Liu, Director	2009	$4,912	-	-	-	-	$4,912
	2008	$4,826	-	-	-	-	$4,826

Drew Bernstein Director	2009	$3,333		$37,500	-	-	$40,833
	2008	-	-	-	-	-	-

Wenbing Christopher Wang Director	2009	$3,333	-	$20,000	-	-	$23,333
	2008	-	-	-	-	-	-

Zhaofang Wang Director	2009	$1,218	-	-	-	-	$1,218
	2008	-	-	-	-	-	-

Xiaodong Liu, Former Director	2009	$29,236	-	-	-	-	$29,236
	2008	$34,471	-	-	-	-	$34,471

Chen Li, Former Director	2009	$4,093	-	-	-	-	$4,093
	2008	$4,826	-	-	-	-	$4,826

Effective October 28, 2009, the Company entered into an appointment letter with Drew Bernstein.  Pursuant to the agreement, Mr. Bernstein was appointed our director and shall receive an annual salary of $20,000, payable on a monthly basis.  Mr. Bernstein shall also receive 7,500 shares of common stock with piggyback registration rights subordinate to any investors in any past or present private placement of securities.

Effective October 28, 2009, the Company entered into an appointment letter with Wenbing Christopher Wang. Pursuant to the agreement, Mr. Wang was appointed our director and shall receive an annual salary of $20,000, payable on a monthly basis.  Mr. Wang shall also receive 4,000 shares of common stock, which represents $20,000 divided by the closing price of the common stock on October 28, 2009, with piggyback registration rights subordinate to any investors in any past or present private placement of securities.

Effective October 28, 2009, the Company entered into an appointment letter with Zhaofang Wang. Pursuant to the agreement, Ms. Wang was appointed our director and shall receive an annual salary of RMB 50,000, payable on a monthly basis.

Other than the appointment letters described above, there are no understandings or arrangements between Mr. Bernstein, Mr. Wang, or Ms. Wang and any other person pursuant to which Mr. Bernstein, Mr. Wang, or Ms. Wang was appointed as a director. Neither Mr. Bernstein, Mr. Wang, nor Ms. Wang has any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee, on behalf of our Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm, our compliance with legal and regulatory requirements and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

Our management is responsible for preparing our financial statements and our financial reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles in the United States of America. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting.

In this context, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2009 with management and with our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from us and our management. In addition, the Audit Committee has considered whether the provision of non-audit services by our independent registered public accounting firm in 2009 was compatible with maintaining our registered public accounting firm’s independence and has concluded that it was.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009.

Each of the members of the Audit Committee is independent as defined under the standards of the Commission and NYSE Corporate Governance Rules, and Drew Bernstein qualifies as an Audit Committee financial expert in accordance with the requirements of the NYSE Corporate Governance Rules and of such rules of the Commission.

Respectfully submitted by the Audit Committee,

Drew Bernstein, Chairman
Wenbing Christopher Wang
Zhaofang Wang

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our principal executive officer, and our principal financial officer during the fiscal year ended December 31, 2009. Accordingly, our “Named Executive Officers” are Zhenyong Liu, our Chief Executive Officer, and Winston C. Yen, our Chief Financial Officer.

The objectives of our compensation program are as follows:

•	Reward performance that drives substantial increases in shareholder value, as evidenced through both future operating profits and increased market price of our common shares; and

•	Attract, hire and retain well-qualified executives.

The Board of Directors has established a Compensation Committee, comprised exclusively of independent outside directors which approves all compensation and awards to executive management. The members of the Compensation Committee have extensive executive level experience in other companies and bring a perspective of reasonableness to compensation matters with our Company. In addition, the Compensation Committee compares executive compensation practices of similar companies at similar stages of development.

Our Compensation Committee’s goals in regards to executive compensation are primarily to balance the philosophy identified above with the need to recruit, hire, retain, motivate and reward the most talented executives by providing compensation that is competitive with the companies against which we compete for executive talent. Although the Compensation Committee will continue to review our executive compensation program in light of these goals and we may in the future adopt a more varied and comprehensive approach to compensation that provides short-term and long-term incentive opportunities for our executives, we expect that our current executive compensation structure will continue for the near future.

The compensation level of our executives generally reflects their unique position and incentive to positively affect our future operating performance and shareholder value. Our management compensation primarily has been comprised of a cash base salary and, to a limited degree, stock awards.

In light of the straightforward nature of our executive compensation program, the Compensation Committee has not retained executive compensation consultants and does not regularly review compensation data for any particular group of peer companies.

COMPENSATION COMMITTEE REPORT OF EXECUTIVE COMPENSATION

The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed that analysis with management.  Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009.  This report is provided by the following independent directors, who comprise the Compensation Committee:

Zhaofang Wang (Chairman)
Drew Bernstein
Wenbing Christopher Wang

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during the fiscal year ended 2009 were Drew Bernstein, Wenbing Christopher Wang and Zhaofang Wang, with Ms. Zhaofang Wang serving as its chairman. None of our members of the Compensation Committee during the fiscal year ended 2009 served as an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure required by Item 404 of Regulation S-K.

SUMMARY COMPENSATION TABLE

The following summary compensation table indicates the cash and non-cash compensation earned during the years ended December 31, 2009 and 2008 by each person who served as principal executive officer, principal financial officer, and secretary during 2009.  No officer received compensation of $100,000 or more during 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation($)	Total ($)
Zhenyong Liu, Chairman, CEO	2009	$35,083	-	-	-	-	$35,083
	2008	$34,472	-	-	-	-	$34,472

Winston C. Yen CFO	2009	$38,000	-	$25,375	-	-	$63,375
	2008	-	-	-	-	-

Dahong Zhou, Secretary	2009	$3,508	-	-	-	-	$3,508
	2008	$3,447	-	-	-	-	$3,447

Jing Hao Former CFO	2009	$1,462	-	-	-	-	$1,462
	2008	$4,309	-	-	-	-	$4,309

Employment Agreements

On May 1, 2009, the Company entered into a Loanout Agreement with Winston C. Yen, CPA, a Professional Accountancy Corporation (“Lender”), for the services of Lender’s employee, Winston C. Yen, as Chief Financial Officer, for a term of one year. Pursuant to the agreement, Mr. Yen shall receive an annual salary of $36,000 for up to 80 hours of work per month, subject to adjustment for additional compensation of $2,000 per month during any calendar month when certain road show services are performed. Mr. Yen shall also receive up to an aggregate of 5,000 shares of common stock of the Company during the term of the agreement as follows. The shares shall vest, and be issued, on a quarterly basis at the rate of 1,250 shares every three calendar months, with the first installment to vest on May 10, 2009.  The shares shall be subject to an 18 month lock-up period from the date of issuance.

On April 21, 2010, the Company amended the terms of its Loanout Agreement. The amended agreement extends the term of the Loanout Agreement for a period of one year, to a new expiration date of April 20, 2011.  Pursuant to the amended agreement, Mr. Yen’s workload was increased to 40 hours of work per week and, effective January 1, 2010, his annual salary was increased to $120,000 in cash compensation.  Mr. Yen shall also receive 5,000 shares of common stock of the Company during the remaining term of the agreement. These shares shall vest, and be issued, on a quarterly basis at the rate of 1,250 shares every three calendar months, with the first installment to vest on May 10, 2010.  The shares acquired under the original and amended agreement shall be subject to a lock-up period from the date of issuance until April 20, 2011.  Except as otherwise disclosed above, the terms of the original Loanout Agreement shall remain in full force and effect.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

The Company has not granted any options to our named executive officers or directors.

Pension and Retirement Plans

 Currently, except for contributions to the PRC government-mandated social security retirement endowment fund for those employees who have not waived their coverage, we do not offer any annuity, pension or retirement benefits to be paid to any of our officers, directors or employees. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with our company, or from a change in our control.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of BDO Limited, an independent registered public accounting firm, as our auditors for the fiscal year ending December 31, 2010, subject to ratification of such selection by our stockholders.

Previous Independent Accountant

On December 1, 2009, Davis Accounting Group P.C.  (“Davis”) resigned as our registered independent public accounting firm as reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2009 (the “8-K”).

The audit reports of Davis on our financial statements for each of the two fiscal years ended December 31, 2007, and 2008, contained no adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2007, and 2008, and through the date of the 8-K, we have had no disagreements with Davis on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Davis, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

During the fiscal years ended December 31, 2007, and 2008, and through the date of the 8-K, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission.

New Independent Accountant

On December 1, 2009, our Audit Committee of the Board of Directors approved the appointment of BDO Limited, the Hong Kong member firm of the BDO International network (“BDO”), as our new registered independent public accounting firm, effective as of December 1, 2009, for the year ending December 31, 2009, and to conduct review engagements on the Company’s non-annual quarterly financial statements on an ongoing basis thereafter.

Prior to engaging BDO, BDO did not provide our Company with either written or oral advice that was an important factor considered by our Company in reaching a decision to continue the appointment of BDO as our new registered independent public accounting firm.

In the event that ratification of this appointment of independent registered public accounting firm is not approved by the affirmative vote of a majority of votes cast on the matter, the appointment of our independent registered public accounting firm will be reconsidered by our Board. Unless marked to the contrary, proxies received will be voted for ratification of the appointment of BDO Limited as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

A representative of BDO Limited will be available at the Annual Meeting via teleconference and will be afforded the opportunity to make a statement if he or she decides to do so. The representative will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

Audit Fees

BDO Limited (“BDO”) and Davis Accounting Group (“Davis”) served as our independent registered public accounting firms for the fiscal years ending December 31, 2009 and December 31, 2008, respectively.

We incurred, in the aggregate, approximately $150,000 and $49,000 for professional services rendered by BDO and Davis, respectively, for the audit of Orient Paper’s annual financial statements and the internal control for financial reporting for the years ended December 31, 2009 and December 31, 2008, respectively.

Audit-Related Fees

Orient Paper incurred approximately $nil and $1,309 in fees from BDO and Davis, respectively, for audit-related services during the years ended December 31, 2009 and December 31, 2008, respectively.

Tax Fees

Orient Paper incurred approximately $500 and $850 in fees from its former registered independent public accounting firm Davis for tax compliance or tax consulting services during the years ended December 31, 2009 and December 31, 2008, respectively.

All Other Fees

Orient Paper did not incur any fees from its registered independent public accounting firm for services rendered to Orient Paper, other than the services covered in "Audit Fees" and “Audit-Related Fees” for the fiscal years ended December 31, 2009 and December 31, 2008, respectively.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services performed by the Company’s auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the annual meeting of stockholders, either in person or by proxy, is required for approval of this proposal. For purposes of the ratification of our independent registered public accounting firm, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.

Our Board of Directors recommends a vote FOR ratification of the appointment of BDO Limited as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

STOCKHOLDER PROPOSALS

Proposals by any stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Company for inclusion in material relating to such meeting not later than March 18, 2011.

   Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the 2010 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible, the shareholder proposals must be received by our Secretary at our principal executive office on or before March 18, 2011. Under SEC rules, you must have continuously held for at least one year prior to the submission of the proposal (and continue to hold through the date of the meeting) at least $2,000 in market value, or 1%, of our outstanding stock in order to submit a proposal which you seek to have included in the Company’s proxy materials. We may, subject to SEC review and guidelines, decline to include any proposal in our proxy materials.

  Stockholders who wish to make a proposal at the 2011 Annual Meeting, other than one that will be included in our proxy materials, must notify us no later than March 18, 2011. If a shareholder who wishes to present a proposal fails to notify us by March 18, 2011, the proxies that management solicits for the meeting will confer discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the Annual Meeting, the Company has no knowledge of any matters to be presented at the Annual Meeting other than those listed as Proposals 1, 2 and 3 in the notice. However, the enclosed Proxy gives discretionary authority in the event that any other matters should be presented.

ANNUAL REPORT

Upon written request to Mr. Dahong Zhou, Secretary, Orient Paper, Inc., Nansan Gongli, Nanhuan Road, Xushui County, Baoding City, Hebie Province, The People’s Republic of China 072550, we will provide without charge to each person requesting a copy of our 2009 Annual Report or annual report on Form 10-K for the year ended December 31, 2009, including the financial statements filed therewith. We will furnish a requesting stockholder with any exhibit not contained therein upon specific request. In addition, this proxy statement, as well as our 2009 Annual Report and annual report on Form 10-K for the year ended December 31, 2009, are available on our Internet website at www.orientpapercorporation.com.

By Order of the Board of Directors.
Zhenyong Liu
Chairman and Chief Executive Officer

Hebei Province, PRC

July 1, 2010

APPENDIX A

CERTIFICATE OF AMENDMENT OF
THE CERTIFICATE OF INCORPORATION OF
ORIENT PAPER, INC.

(Pursuant to Sections 78.385 and 78.390 of the of the Nevada Revised Statutes)

Orient Paper, Inc., a corporation organized and existing under the laws of the state of Nevada (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The Certificate of Incorporation of the Corporation (the "Certificate of  Incorporation"),  is hereby amended to authorize the  classification  of the Board of Directors of the Corporation into two  classes with  staggered  terms.

SECOND:  Article V of the Certificate of Incorporation is hereby amended by striking out Article V thereof and by substituting in lieu of said Paragraph the following new Article V:

"The affairs of the corporation shall be governed by a Board of Directors. The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.  Commencing  with the annual  meeting of  stockholders  in 2010,  directors  shall be divided into two  classes,  as nearly equal in number as possible,  designated  as Class I, and Class II.  The initial  term of office of the Class I  directors shall expire on the date of the first annual meeting of  stockholders  following the end of the 2010 fiscal year (the "2011 Annual Meeting"), and the initial term of office of the Class II  directors  shall  expire on the date of the first annual meeting of  stockholders  next  succeeding  the 2011 Annual  Meeting  (the "2012 Annual Meeting").  At each annual meeting of stockholders following such classification and division of the members of the Board of Directors, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting of stockholders after their election, so that the term of office of one class of directors shall expire in each year.  Each  director  shall hold office until the  expiration of such director's  term of office and until such  director's  successor shall have been  elected  and  qualified,  or until such  director's  earlier  resignation, removal or death. In case of any increase or decrease, from time to time, in the number of directors constituting the whole Board of Directors, the number of directors in each class shall be determined by action of the Board of Directors. A director  elected by the remainder of the Board of Directors to fill a vacancy shall hold office for the remainder of the term of the predecessor  director and until such  director's  successor has been elected and qualified,  or until such director's earlier resignation,  removal or death.”

THIRD:  The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is August__, 2010

IN WITNESS WHEREOF, the Chairman of the Corporation has hereunto set his hand to this Certificate this __th day of August, 2010.

ORIENT PAPER, INC.

By:	/s/
Name: Zhenyong Liu
Title: Chairman and Chief Executive Officer

PROXY CARD
ORIENT PAPER, INC.
PROXY FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Available of Proxy Materials for the Stockholder Meeting to be Held on August 21, 2010: The Proxy Statement and Annual Report to Stockholders are available at www.orientalpapercorporation.com

The undersigned hereby appoints Zhenyong Liu with full power of substitution, as proxy of the undersigned to attend the Annual Meeting of Stockholders (the "Annual Meeting") of ORIENT PAPER, INC. (the "Company"), to be held on August 21, 2010 at 4:00 p.m. local time at Jiuhua Resort & Convention Center, Xiaotangshan, Changping District, Beijing, China 102211, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Annual Meeting, dated July 1, 2010 (the "Notice"), a copy of which has been received by the undersigned, as follows:

1.	TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE THE CLASSIFICATION OF THE BOARD INTO TWO CLASSES WITH STAGGERD TERMS: (Check one)

      FOR the proposal. ☐
      AGAINST the proposal. ☐
      ABSTAIN AUTHORITY to vote for the proposal. ☐

2.
THE ELECTION OF DIRECTORS OF FIVE DIRECTORS OF THE COMPANY TO SERVE IN EITHER CLASS I OR CLASS II OF THE BOARD, SUBJECT TO THE PROVISIONS OF THE BY-LAWS OF THE COMPANY, WITH SUCH CLASS I DIRECTORS TO SERVE UNTIL THE 2011 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED, AND SUCH CLASS II DIRECTORS TO SERVE UNTIL THE 2012 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED. (Check one)

      FOR all nominees listed below (except as indicated). ☐
      WITHHOLD AUTHORITY to vote for all nominees listed below. ☐

If you wish to withhold your vote for any individual nominee, strike a line through that nominee's name set forth below:

CLASS I	CLASS II
Drew Bernstein Weinbing Christopher Wang	Fuzeng Liu Zhaofang Wang Zhenyong Liu

3.	TO RATIFY THE APPOINTMENT OF BDO LIMITED AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010: (Check one)

      FOR the proposal. ☐
      AGAINST the proposal. ☐
      ABSTAIN AUTHORITY to vote for the proposal. ☐

4.	IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE.  IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR ALL OF THE BOARD'S NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, FOR ALL OTHER PROPOSALS AND, AT THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated: _____________________	_________________________________
Signature of Stockholder

_________________________________
PLEASE PRINT NAME

_________________________________
Certificate Number(s)

_________________________________
Total Number of Shares Owned

Sign exactly as your name(s) appears on your stock certificate(s).  A corporation is requested to sign its name by its President or other authorized officer, with the office held designated.  Executors, administrators, trustees, etc., are requested to so indicate when signing.  If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Annual Meeting: Yes No

Number of attendees: ____________

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE ANNUAL MEETING.  PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.

PLEASE RETURN THIS PROXY CARD TO:

Empire Stock Transfer, Inc.
1859 Whitney Mesa Drive
Henderson, NV 89014